EXHIBIT 10.20

BF--2020--0115	Contract No.：HH202000086

Beijing House Lease Contract

Lessor：Beijing Bai Ying Bai Consulting Services Co. Ltd.

Lessee: China Liberal (Beijing) Education Technology Co., Ltd.

Broker：Beijing Hong Hao Real Estate Agency Co. Ltd.

Beijing Municipal Construction Commission

Beijing Administration for Industry and Commerce

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Beijing House Lease Contract

Lessor: Beijing Bai Ying Bai Consulting Services Co. Ltd.

Lessee: China Liberal (Beijing) Education Technology Co., Ltd.

Broker: Beijing Hong Hao Real Estate Agency Co. Ltd.

In accordance with the Contract Law of the People’s Republic of China and other relevant provisions, Party A and Party B, on the basis of free will, equality and mutual benefit, have reached an agreement through consultation to clarify the rights and obligations of both parties and enter into the following contract with respect to Party A leasing its lawfully owned premises to Party B and Party B leasing Party A’s premises.

Article 1. Location of the house, Area, decoration and facilities

(I) Party A will lease the house owned by it to Party B, which is located in Room 213, Building 2, Poly Spring Pai, Daxing District, Beijing.

(2) The gross area of the leased premises is 47 square meters.

(3) The existing decoration and facilities of the premises shall be explained by both parties in the Property Acceptance Certificate.

Article 2. Party A and Party B shall provide certificates

(I) Party A shall provide: ☑ ID card ☑ Purchase Contract

(II) Party B shall provide: ☑ ID card ☐ Temporary residence permit

Article 3. Term and Purpose of Lease

(1) The lease term of the Premise is from December 8, 2020 to December 7, 2021.

(2) The purpose of leasing the Premises is office. When the lease term expires, party B shall return the premises on time. If Party B intends to extend the lease, it shall notify Party A within one month before the contract expires.

(3) Upon the expiration of the lease term or termination of this contract, Party A has the right to take back the premises and Party B will return the premises and attached articles, facilities and facilities in original condition.Party A and Party B shall check and accept the premises and ancillary items, equipment and facilities as well as the use of water and electricity, etc., and settle their respective expenses.

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Article 4. Rental and Payment Method

(1) Rental standard and payment method: 2,600 RMB/month. Total annual rent: 31,200 RMB.

Terms of payment: (☐ cash /☐ cheque /☑ bank transfer /WeChat ☐/ Alipay ☐); Terms of payment: quarterly; Date of rent payment:December 8, 2020; March 8, 2021; June 8, 2021; September 8, 2021.

Deposit: 2,600RMB. Upon the expiration of the lease term or termination of the contract, the deposit shall be returned to Party B in full except for deducting the rental and expenses to be borne by Party B as well as the liabilities for compensation for breach of contract.

The rent and the deposit will not be adjusted during the validity of the contract.

Article 5. Other Expenses

During the lease term, the expenses related to the Premises shall be borne as follows:

1. Party B shall bear: ☑ Water fee /☑ Electricity fee /☐ Telephone fee /☐ Limited TV fee /☐ Heating fee /☐ Gas fee /☐ Property management fee /☑ Broadband fee/__________etc.

2. Party A shall bear: ☐ Water fee /☐ Electricity fee /☐ Telephone fee /☐ Limited TV fee /☑ Heating fee /☐ Gas fee /☑ Property management fee /☐ Broadband fee/__________etc.

Article 6. Broker Services

(I) Party C shall provide opportunities or media services for Party A and Party B to conclude the Premises Lease Contract in a serious and responsible manner, truthfully report matters related to the conclusion of the Premises Lease Contract, and assist Party A and Party B to hand over the Premises for inspection.

(2) After signing this Contract (☐ immediately /☐ days), Party B shall pay 1,800RMB to Party C as commission by ☐ cash /☐ transfer check /☑ bank transfer.

(3) After the signing of this contract, in case of termination, suspension or modification of the lease relationship between the lessee and the lessee, the lessee and the lessee shall still pay the agreed commission to Party C.

Article 7. House Repair and Use

(I) Party A shall guarantee that the construction structure, equipment and facilities of the leased premises meet the safety conditions of construction, fire control, public security and sanitation, and shall not endanger personal safety; Party B warrants that it shall abide by the laws and regulations of the state and Beijing and the property management regulations of the community where the house is located.

(2) During the lease term, Party A and Party B shall jointly guarantee that the Premises and its attached articles, equipment and facilities are in a suitable and safe condition:

1. Party B shall promptly notify Party A to repair the premises and its attached articles, equipment and facilities caused by natural properties or reasonable use.Party A shall carry out maintenance within 3 days upon receipt of Party B’s notice.If Party B fails to repair after the deadline, Party B may repair for Party A at Party A’s expense.If Party B’s use of the Premises is affected by the maintenance, it shall reduce the rent or extend the lease term accordingly.

2. If the Premises and its attached items, equipment and facilities are damaged or malfunctioned due to Party B’s improper storage or unreasonable use, Party B shall be responsible for repair or compensation.

3. If Party B needs to use the Premises, it may decorate or decorate the Premises without affecting the Premises’ structure. However, the design scale, scope, technology, materials and other plans shall be approved by Party A before construction. After the lease term expires, the decoration attached to the premises shall be owned by Party A.

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Article 8. Transfer and Sublease of the premises

1. During the term of leasing the Premises, Party B and the third party shall not use the Premises to carry out illegal activities or sublet the Premises, otherwise, Party A shall have the right to take back the Premises and Party B shall bear all economic losses caused thereby.

2. If Party A agrees to sublease the Premises, it shall enter into a separate supplementary agreement and Party B shall sublease the Premises in accordance with the written agreement with Party A.

Article 9. Termination of the Contract

(I) This Contract may be terminated upon mutual agreement of both parties through negotiation.

(II) The Contract shall be automatically terminated if the Contract cannot continue to be performed due to force majeure.

(III) Party B shall have the right to unilaterally terminate the Contract if Party A has one of the following situations:

1. Delay in delivery of the house for 3 days.

2. The Premises delivered seriously fail to comply with the contract or affect the safety and health of Party B.

3. Party B fails to undertake the agreed maintenance obligations, which makes it impossible for Party B to use the Premises normally.

4. _______________________________________________.

(IV) Party A has the right to unilaterally terminate the Contract and take back the Premises if Party B has one of the following situations:

1. Failure to pay the rent for 3 days as agreed.

2. Change the use of the house without authorization.

3. Unauthorized demolition, change or damage the main structure of the house.

4. Improper storage or unreasonable use leads to damage of accessories, equipment and facilities and refuses to compensate.

5. Use the house to engage in illegal activities, damage public interests or interfere with the normal work and life of others. ☐

6. Unauthorized sublease of the premises to a third party.

7. _________________________________________________________.

(V) Other statutory circumstances of termination of the contract.

Article 10. Liability for Breach of Contract

(I) Party A shall pay 10% of the annual rental to Party B in case of any of the circumstances stipulated in Article 9 (III).In case of any of the circumstances stipulated in Article 9 (IV), Party B shall pay 10% of the annual rent to Party A as liquidated damages, and Party A may require Party B to restore the premises to its original condition or compensate for the corresponding losses.

(II) During the lease term, if Party A intends to take back the Premises in advance or Party B intends to withdraw the Premises in advance, Party A shall notify the other party 30 days in advance and pay 10% of the annual rent as liquidated damages. In addition, Party A shall refund the corresponding rent.

(III) Party A shall be liable for compensating Party B for any personal or property losses caused by Party A’s failure to perform maintenance obligations as agreed.

(IV) If Party A fails to deliver the Premises on time or Party B fails to pay the rent as agreed but fails to meet the conditions for the termination of this Contract, or Party B fails to return the Premises on time, Party A shall pay a liquidated damages equal to double the daily rent for each overdue day.

(V) ___________________________________________________________.

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Article 11. Change of Property Rights

1. If Party A transfers the ownership of the house to a third party in accordance with legal procedures. In the absence of agreement, this contract will continue to be effective for the new owner of the premises.

2. If Party A intends to sell the premises, it shall notify Party B in writing three months in advance. Under the same conditions, Party B has the priority to purchase the premises.

Article 12. Conditions for Exemption from Liability

Party A and Party B may modify or terminate this Contract under any of the following circumstances:

1. Party A and Party B have reached consensus through negotiation;

2. Force majeure causes the Contract to be unable to continue to be performed;

3. It is necessary to change or terminate the contract in accordance with government housing lease policies or laws;

4. The house needs to be demolished within the time specified in the government house demolition notice;

5. If the Contract is terminated due to the above reasons, the rent shall be calculated on the basis of the actual usage time, with more refunded or less refunded.

Article 13. Resolution of Contract Disputes

Any dispute arising under this Contract shall be settled by the three parties through negotiation. If no agreement can be reached through consultation, the parties shall bring a suit to the people’s court having jurisdiction according to law, or apply for arbitration in accordance with the arbitration clause or arbitration agreement reached separately.

Article 14. Supplementary Provisions

Beneficiary: Wang Li Na; Bank Name: Bank of Beijing; Account Number: 6214 6860 01493431

This Contract shall come into force after being signed and sealed by the three parties.This contract (and the appendix) is made in triplicate, among which Party A holds one copy, Party B holds one copy and Party C holds one copy.

After this contract comes into force, the modification or supplement of this contract by each party shall be made in written form as an appendix of this contract.The appendix and this contract have the same legal effect.

Lessor (Party A):	Lessee (Party B):
Entrusted Agent: Wang Li Na	Entrusted Agent: Shi Ping Chao
Contact Number: 13439214551	Contact Number: 18513057707
Address:	Address:
December 7, 2020	December 7, 2020

Witness: Beijing Hong Hao Real Estate Agency Co. Ltd.

Registered Address: Room 125, Building 2, Xi Zhao Da Sha, Tian Gong Yuan, Daxing District, Beijing

Agent: Nie Shuang Jian Tel Number:

China Post, 6217 9947 5001 1760 081

Beneficiary: Nie Shuang Jian

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Property Receipt

Address:________________________________________

Name	Brand	Quantity	Name	Quantity	Remark
Refrigerator		1	Bed	1
Television			Bedside table
Washing machine		1	dining-table	1
Air Condition		1	Desk
Water heater		1	Tea Table	1
Gas stove			Chair	3
Microwave			Sofa	1
Audio			Wardrobe	1
STB			TV Bench	1
Water Dispenser			Computer Desk
Air Conditioner Remote Control		1	Computer Chair
Cooker Hood		1	Other
Water Filter
Other

Kitchen water surplus				Sanitary Expenses
Toilet water surplus				Water Card
Gas Surplus				Electric Card
Electric Surplus				Gas Card
Water Charge				Access Card
Gas Charge				Gate Key
Electric Charge				Room Key
Cable Bill				Mailbox Key

Check in Confirmation

Party B accepts the above situation and considers that it meets the conditions for house delivery and inspection, and both parties have completed the settlement of water, electricity, gas and other expenses and agree to accept.

Date:
	Party A（Lessor）Signature and Chop :	Party B（Lessee）Signature and Chop:
Check out Confirmation

Party A and Party B have checked and accepted the premises and attached articles, equipment and facilities, use of water and electricity, and have checked out the premises.The payment of the related expenses and the return of the house and its attached articles, equipment and facilities ☐ No dispute / ☐ The following instructions are attached:____________________________________。

Date:
	Party A（Lessor）Signature and Chop :	Party B（Lessee）Signature and Chop:

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